Exhibit 99.1

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
Patricia Quaal
(952) 745-2758

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Third Quarter Earnings and
EPS of $.51, after Prepayment of Fixed-Rate Borrowings

THIRD QUARTER HIGHLIGHTS

•                       Diluted earnings per share of 51 cents

•                       Net income of $36 million

•                       Diluted earnings per share reduced by 35 cents as a result of the prepayment of $804 million of fixed-rate borrowings at a cost of $37.8 million ($24.6 million after-tax)

•                       Average Power Assets® increased $805.6 million, or 13 percent, from the third quarter of 2002

•                       Net loan and lease charge-offs were $1.7 million, or .08 percent (annualized) of average loans and leases

•                       Average low-cost checking, savings and money market deposits increased $793.5 million, or 15 percent, from the third quarter of 2002

•                       Increased checking accounts during the third quarter by 31,848, or 9 percent (annualized), to 1,423,702

•                       Opened five new traditional branches

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002	Change	2003	2002	Change
Net income	$35,964	$58,867	(38.9)%	$156,382	$173,155	(9.7)%
Diluted earnings per common share	.51	.80	(36.3)	2.20	2.33	(5.6)

Financial Ratios
Return on average assets	1.24%	2.03%		1.76%	2.03%
Return on average common equity	15.77	25.53		22.04	25.43
Net interest margin	4.57	4.68		4.49	4.76

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WAYZATA, MN, October 15, 2003 – TCF Financial Corporation (TCF) (NYSE: TCB) today reported diluted earnings per share of 51 cents for the 2003 third quarter, compared with 80 cents for the same period in 2002.  Net income was $36 million for the third quarter of 2003, down $22.9 million from $58.9 million for the same period in 2002. On August 27, 2003, TCF prepaid $804 million of fixed-rate borrowings with an average interest rate of 5.70 percent at a cost of $37.8 million ($24.6 million after-tax) which reduced diluted earnings per share by 35 cents.  See “Net Interest Income” section below for further discussion of this transaction.  For the third quarter of 2003, return on average assets was 1.24 percent and return on average common equity was 15.77 percent, compared with 2.03 percent and 25.53 percent, respectively, for the third quarter of 2002.

Chairman’s Statement

“TCF’s core businesses continued to deliver solid results during the third quarter of 2003,” said William A. Cooper, Chairman and CEO.   “The prepayment of fixed-rate borrowings during the 2003 third quarter reduced our earnings by $24.6 million (after-tax) or 35 cents per share.  This action has reduced our borrowing costs and will benefit net interest income in future quarters.”

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Total Revenue

($ in thousands)	Three Months Ended September 30,
	2003	2002	$ Change	% Change
Net interest income	$119,877	$123,769	$(3,892)	(3.1)%
Fees and other revenue:
Fees and service charges	65,757	59,041	6,716	11.4
Debit card revenue	12,923	12,094	829	6.9
ATM revenue	11,566	12,018	(452)	(3.8)
Investments and insurance commissions	3,584	4,272	(688)	(16.1)
Total banking fees and other revenue	93,830	87,425	6,405	7.3
Leasing and equipment finance	10,652	13,136	(2,484)	(18.9)
Mortgage banking (1)	11,304	(1,373)	12,677	N.M.
Other	2,303	3,649	(1,346)	(36.9)
Total fees and other revenue	118,089	102,837	15,252	14.8
Gains on sales of securities available for sale	—	2,662	(2,662)	(100.0)
Gains (losses) on termination of debt	(37,769)	—	(37,769)	(100.0)
Total non-interest income	80,320	105,499	(25,179)	(23.9)
Total revenue	$200,197	$229,268	$(29,071)	(12.7)

Net interest margin	4.57%	4.68%
Fees and other revenue as a % of total revenue	58.99	44.85
Fees and other revenue as a % of average assets	4.08	3.55

N.M.  Not meaningful.

(1)  The third quarter of 2002 included $6.5 million of mortgage servicing rights impairment.  See “Mortgage Banking” section below for further discussion of mortgage banking revenue.

Net Interest Income

TCF’s net interest income in the third quarter of 2003 was $119.9 million, down $3.9 million, or 3 percent, from the third quarter of 2002 and was essentially unchanged from the second quarter of 2003.  Net interest margin in the third quarter was 4.57 percent, compared with 4.68 percent last year and 4.45 percent in the second quarter of 2003.  The decline in both net interest income and net interest margin from the third quarter of 2002 is primarily the result of continued low interest rates and the resulting prepayment and refinancing of higher yielding assets.  During the third quarter of 2003, TCF prepaid $804 million of fixed-rate borrowings.  These borrowings had an average interest rate of 5.70 percent and an average remaining maturity of 13 months (see page 21).  These borrowings were replaced primarily with $787 million of fixed-rate borrowings with an average maturity of 12 months and an average interest rate of 1.42 percent.  The third quarter 2003 net interest income and net interest margin were positively impacted by $3.4 million, and 13

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basis points, respectively, as a result of the reduction in interest expense related to the debt prepayment and replacement funding.

Interest Rate Risk

TCF’s one-year interest rate gap (the difference between interest-earning assets and interest-bearing liabilities repricing or maturing within the next twelve months) was a positive $500.1 million, or 4 percent of total assets, at September 30, 2003, compared with a positive $1.1 billion, or 9 percent of total assets, at June 30, 2003 and December 31, 2002.   Although the one-year interest rate gap is subject to a number of assumptions and is only one of a number of interest rate risk measurements, TCF believes the interest rate gap is an important indication of its exposure to interest rate risk.  The decrease in the one-year interest rate gap is primarily the result of the slowing of forecasted future prepayments of fixed-rate mortgage-backed securities and residential real estate loans driven by the increase in interest rates in recent months.  Also contributing to the decrease was the prepayment of long-term borrowings, net of $200 million of 18 month debt replacement extensions during the third quarter of 2003.

Non-interest Income

Total fees and other revenue was $118.1 million for the third quarter, up $15.3 million, or 15 percent, from the 2002 third quarter.  Banking fees and other revenue increased $6.4 million, or 7 percent, during the quarter as a result of TCF’s expanding branch network and customer base.  Included in banking fees and other revenue are debit card revenues of $12.9 million, up $829 thousand, or 7 percent, from the third quarter of 2002.  Debit card revenues were negatively impacted by the change in interchange rates effective August 1, 2003.  Leasing and equipment finance revenues may fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.  Mortgage banking revenue increased $12.7 million and was $11.3 million in the third quarter of 2003, compared with a negative $1.4 million for the same 2002 period.

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Increased mortgage banking revenue resulted from increased loan originations, lower amortization and impairment of mortgage servicing rights and increased gains on sales of loans.

New Branch Expansion

TCF opened five new traditional branches during the third quarter of 2003, three in Colorado, one in Illinois and one in Michigan.  TCF has now opened 229 new branches since January 1998—these branches comprise 58 percent of all TCF branches.  TCF currently has 396 branches, including 240 full service branches in supermarkets.  “During these challenging economic times, TCF continues to remain focused on our long-term strategy of expanding our franchise with the planned opening of 10 more new branches in the fourth quarter of 2003 and 28 new branches in 2004,” said Cooper.

(# of branches)	At September 30, 2003	At September 30, 2002	At December 31, 1997

Minnesota	96	91	75
Illinois	189	186	47
Wisconsin	34	33	28
Michigan	54	55	60
Colorado	18	14	7
Indiana	5	5	0
	396	384	217

Power Assets®

TCF’s Power Asset lending operations continue to generate strong growth.  “Once again, consumer home equity lending delivered solid growth in the quarter,” said Cooper.  TCF’s consumer loan average balances increased $600.6 million, or 22 percent, and commercial real estate loan average balances have increased $77.1 million, or 4 percent, from the third quarter of 2002.  Leasing and equipment finance average balances increased $114 million, or 11 percent, from the 2002 third quarter and included the purchase of a $58.7 million specialty vehicle portfolio in the current quarter.  The growth in Power Assets during the third quarter 2003 continues to be funded by the run-off in the mortgage-backed securities and residential real estate loan portfolios.

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	Average Balances for the Three Months Ended September 30,
($ in thousands)	2003	2002	$ Change	% Change
Loans and leases*:
Consumer	$3,365,816	$2,765,167	$600,649	21.7%
Commercial real estate	1,846,204	1,769,144	77,060	4.4
Commercial business	452,260	438,350	13,910	3.2
Leasing and equipment finance	1,123,284	1,009,301	113,983	11.3
Power Assets	$6,787,564	$5,981,962	$805,602	13.5

*Excludes residential real estate loans and loans held for sale.

Power Liabilities®

“We increased our checking account customer base by 31,848 accounts, or 9 percent (annualized), in the third quarter and 85,389 accounts year-to-date to 1,423,702, despite increased competition in all our markets,” said Cooper.  “This growth demonstrates our commitment to growing our checking account base – a cornerstone for developing additional customer relationships.”  Average Power Liabilities totaled $7.9 billion for the third quarter of 2003, with an average rate paid on these deposits of .60 percent, down 69 basis points from the same period in 2002.  TCF continued to experience a decline in certificates of deposit in the third quarter, as other lower-cost funding sources were available to TCF.

	Average Balances and Rates for the Three Months Ended September 30,
($ in thousands)	2003	2002	$ Change		% Change
Checking	$3,194,438	$2,676,780	$517,658		19.3%
Savings	2,143,100	1,855,037	288,063		15.5
Money market	899,071	911,317	(12,246)		(1.3)
Subtotal	6,236,609	5,443,134	793,475		14.6
Certificates	1,644,351	2,084,474	(440,123)		(21.1)
Power Liabilities	$7,880,960	$7,527,608	$353,352		4.7

Number of checking accounts, period-end	1,423,702	1,337,722	85,980		6.4
Average rate on deposits	.60%	1.29%	(69)	bps	N/A

N/A Not applicable.

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Residential Real Estate Loans and Securities Available for Sale

                Average balances of residential real estate loans and securities available for sale (consisting primarily of mortgage-backed securities), totaled $3 billion for the third quarter of 2003, down $477.2 million from the second quarter of 2003, and $1.1 billion from the fourth quarter of 2002.  The decline was the result of the high level of prepayments during 2003 coupled with the sale of $816.5 million of mortgage-backed securities in the first and second quarters of 2003.  At September 30, 2003, the unrealized gain on TCF’s securities available for sale portfolio was $21 million.

	Average Balances for the Three Months Ended			$ Change from
	September 30,	June 30,	December 31,	June 30,	December 31,
($ in thousands)	2003	2003	2002	2003	2002
Residential real estate loans	$1,344,921	$1,486,518	$1,844,653	$(141,597)	$(499,732)
Securities available for sale *	1,696,800	2,032,384	2,288,409	(335,584)	(591,609)
Total	$3,041,721	$3,518,902	$4,133,062	$(477,181)	$(1,091,341)

Yield	5.61%	5.74%	6.30%

Percentage change				(13.6)%	(26.4)%

*  Based on historical amortized cost.

Supermarket Banking

TCF has one of the largest supermarket banking franchises in the country, with 240 full-service supermarket branches.  “Our supermarket branches consistently deliver strong results for TCF,” said Cooper.  “Supermarket deposits, fee income, and average consumer loans all increased in the third quarter.”  Total supermarket banking fees and other revenue for the third quarter of 2003 were $45.1 million, an increase of $2.9 million, or 7 percent, over the third quarter of 2002 driven by an increase of nearly 50,000 deposit accounts during the past twelve months.

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	At or For the Quarter Ended September 30,
($ in thousands)	2003	2002	$ Change		% Change
Number of branches (period-end)	240	241	(1)		(.4)%
Number of deposit accounts (period-end)	854,205	804,656	49,549		6.2
Average Deposits:
Checking	$793,588	$661,429	$132,159		20.0
Savings	477,756	470,188	7,568		1.6
Money market	106,734	114,451	(7,717)		(6.7)
Subtotal	1,378,078	1,246,068	132,010		10.6
Certificates	185,826	239,109	(53,283)		(22.3)
Total Power Liabilities	$1,563,904	$1,485,177	$78,727		5.3

Average rate on deposits	.43%	1.11%	(68)	bps	N/A
Average consumer loans outstanding	$405,642	$345,601	$60,041		17.4
Total fees and other revenue	45,134	42,223	2,911		6.9

N/A Not applicable.

Non-interest Expense

Non-interest expense totaled $142.4 million for the 2003 third quarter, a 6 percent increase from the 2002 third quarter.  The increase was primarily due to higher levels of mortgage banking loan production and prepayment activity, costs associated with de novo expansion, and additional advertising and promotions expense focused on the expansion and retention of TCF’s deposit customer base.

	Three Months Ended September 30,
($ in thousands)	2003	2002	$ Change	% Change

Compensation and employee benefits	$75,646	$72,804	$2,842	3.9%
Occupancy and equipment	22,309	20,539	1,770	8.6
Advertising and promotions	6,536	5,640	896	15.9
Deposit account losses	5,700	5,943	(243)	(4.1)
Other	32,191	29,559	2,632	8.9
Total non-interest expense	$142,382	$134,485	$7,897	5.9

Credit Quality

At September 30, 2003, TCF’s allowance for loan and lease losses totaled $78.7 million, or .97 percent of loans and leases, compared with $77.7 million, or .96 percent, at June 30, 2003.  The provision for credit losses for the third quarter for 2003 was $2.7 million, down from $4.1 million in the same period in 2002,

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reflecting a decline in net charge-offs.  Net loan and lease charge-offs were $1.7 million, or .08 percent (annualized) of average loans and leases, in the 2003 third quarter, down from $3.1 million, or .15 percent (annualized), respectively in the third quarter of 2002. “Our emphasis on secured lending has once again contributed to our strong credit quality in the third quarter of 2003,” said Cooper.  Leasing and equipment finance net charge-offs were $834 thousand, or .30 percent (annualized) of related average loans and leases, during the 2003 third quarter, down from $1.6 million, or .62 percent (annualized), for the 2002 third quarter.  At September 30, 2003, TCF’s over-30-day delinquency rate was .58 percent, up slightly from June 30, 2003.  Non-accrual loans and leases were $44.3 million, or .55 percent of net loans and leases, at September 30, 2003, compared with $39.6 million, or .49 percent, at June 30, 2003.  Total non-performing assets were $66.3 million, or .59 percent of total assets, at September 30, 2003, up from $64.4 million, or .55 percent, at June 30, 2003.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2003	2002	2003	2002
Allowance for loan and lease losses:
Balance at beginning of period	$77,696	$75,182	$77,008	$75,028
Net (charge-offs) recoveries:
Consumer	(685)	(1,023)	(2,187)	(2,876)
Commercial real estate	(60)	(69)	(42)	(2,138)
Commercial business	(38)	(407)	(735)	(5,598)
Leasing and equipment finance	(834)	(1,567)	(3,829)	(6,174)
Residential real estate	(71)	(30)	(44)	(24)
Total	(1,688)	(3,096)	(6,837)	(16,810)
Provision for credit losses	2,658	4,071	8,495	17,939
Balance at end of period	$78,666	$76,157	$78,666	$76,157

Allowance for loan and lease losses as a percentage of total loans and leases	.97%	.94%	.97%	.94%

Annualized net loan and lease charge-offs as a percentage of average total loans and leases	.08%	.15%	.11%	.28%

Mortgage Banking

TCF’s mortgage banking operations funded $995.4 million in loans during the third quarter of 2003, up 33 percent from $749.4 million in the third quarter of 2002, primarily reflecting continued high levels of refinance activity.  Mortgage banking revenue increased $12.7 million and was $11.3 million in the third

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quarter of 2003, compared with a negative $1.4 million for the same 2002 period.  The increase in mortgage banking revenue resulted from lower amortization and impairment of servicing rights of $8.7 million and increased gains on sales of loans.  TCF’s third party servicing portfolio was $5.2 billion at September 30, 2003, essentially unchanged from September 30, 2002.  The related capitalized mortgage servicing rights asset was $49.1 million at September 30, 2003, or .95 percent of the servicing portfolio, down from $62.4 million, or 1.19 percent of the servicing portfolio at September 30, 2002.  Mortgage applications in process declined to $354.6 million at September 30, 2003, down from $978.8 million at June 30, 2003, as refinancing activity slowed during the third quarter.  As a result of this decline, TCF expects lower mortgage loan fundings and gains on sales of loans in the fourth quarter of 2003.

	At September 30,
($in thousands)	2003		2002		$ Change	% Change

Third-party servicing portfolio	$5,168,205		$5,235,636		$(67,431)	(1.3)%
Weighted average note rate	6.02%		6.90%			(88)	bps
Mortgage applications in process	$354,631		$895,592		$(540,961)	(60.4)%
Mortgage servicing rights	$49,119		$62,437		$(13,318)	(21.3)
• As a percentage of servicing portfolio	.95%		1.19%			(24)	bps
• As a multiple of service fees	3.0	X	3.6	X

	Three Months Ended September 30,
($ in thousands)	2003	2002	$ Change	% Change

Servicing income	$4,946	$5,358	$(412)	(7.7)%
Less mortgage servicing:
Amortization	4,147	6,349	(2,202)	(34.7)
Impairment	—	6,500	(6,500)	(100.0)
Subtotal	4,147	12,849	(8,702)	(67.7)
Net servicing income (loss)	799	(7,491)	8,290	N.M.
Gains on sales of loans	9,524	5,063	4,461	88.1
Other income	981	1,055	(74)	(7.0)
Total mortgage banking	$11,304	$(1,373)	$12,677	N.M.

N.M.  Not meaningful.

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Income Taxes

TCF’s income tax expense was $19.2 million for the third quarter of 2003, or 34.8 percent of income before income tax expense, compared with $31.8 million, or 35.1 percent of income before income tax expense, for the comparable 2002 period.

Capital

TCF repurchased 343,301 shares of its common stock during the 2003 third quarter at an average cost of $45.42 per share.  TCF has 4.5 million shares remaining in its stock repurchase program authorized by its Board of Directors.  Since 1997, TCF has repurchased 24.3 million shares of its stock, at an average cost of $32.70 per share.

($ in thousands, except per-share data)	At September 30, 2003		At December 31, 2002

Stockholders’ equity	$ 931,968		$ 977,020
Stockholders’ equity to total assets	8.28%		8.01%
Book value per common share	$ 13.08		$ 13.23

Total risk-based capital	$ 847,126	11.08%	$ 850,694	10.95%
Total risk-based capital requirement	$ 611,655	8.00%	$ 621,657	8.00%

Website Information

A live webcast of TCF’s conference call to discuss third quarter earnings will be hosted at TCF’s website, www.tcfexpress.com, on October 15, 2003 at 10:00 a.m., CDT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $11.3 billion in assets.  TCF has more than 395 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.

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Other TCF affiliates provide leasing and equipment finance, mortgage banking, brokerage, and investments and insurance sales.

Forward-looking Information

This earnings release contains “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; ability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting policies and guidelines, or monetary and fiscal policies of the federal government; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios; technological, computer-related or operational difficulties; adverse changes in securities markets; the risk that TCF could be unable to effectively manage the volatility of its mortgage banking business, which could adversely affect earnings; results of litigation, including reductions in debit card revenues resulting from settlement of litigation brought by Wal-Mart and other retail merchants against VISA®, USA, or other significant uncertainties.  Investors should consult TCF’s Annual Report to Shareholders and periodic reports on Forms 10-Q, 10-K and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended September 30,
	2003	2002	$ Change	% Change
Interest income:
Loans and leases	$126,854	$145,424	$(18,570)	(12.8)%
Securities available for sale	22,579	30,814	(8,235)	(26.7)
Loans held for sale	5,905	4,436	1,469	33.1
Investments	1,144	1,732	(588)	(33.9)
Total interest income	156,482	182,406	(25,924)	(14.2)
Interest expense:
Deposits	11,816	24,282	(12,466)	(51.3)
Borrowings	24,789	34,355	(9,566)	(27.8)
Total interest expense	36,605	58,637	(22,032)	(37.6)
Net interest income	119,877	123,769	(3,892)	(3.1)
Provision for credit losses	2,658	4,071	(1,413)	(34.7)
Net interest income after provision for credit losses	117,219	119,698	(2,479)	(2.1)
Non-interest income:
Fees and service charges	65,757	59,041	6,716	11.4
Debit card revenue	12,923	12,094	829	6.9
ATM revenue	11,566	12,018	(452)	(3.8)
Investments and insurance commissions	3,584	4,272	(688)	(16.1)
Subtotal	93,830	87,425	6,405	7.3
Leasing and equipment finance	10,652	13,136	(2,484)	(18.9)
Mortgage banking	11,304	(1,373)	12,677	N.M.
Other	2,303	3,649	(1,346)	(36.9)
Fees and other revenue	118,089	102,837	15,252	14.8
Gains on sales of securities available for sale	—	2,662	(2,662)	(100.0)
Gains (losses) on termination of debt	(37,769)	—	(37,769)	(100.0)
Other non-interest income	(37,769)	2,662	(40,431)	N.M.
Total non-interest income	80,320	105,499	(25,179)	(23.9)
Non-interest expense:
Compensation and employee benefits	75,646	72,804	2,842	3.9
Occupancy and equipment	22,309	20,539	1,770	8.6
Advertising and promotions	6,536	5,640	896	15.9
Other	37,891	35,502	2,389	6.7
Total non-interest expense	142,382	134,485	7,897	5.9
Income before income tax expense	55,157	90,712	(35,555)	(39.2)
Income tax expense	19,193	31,845	(12,652)	(39.7)
Net income	$35,964	$58,867	$(22,903)	(38.9)

Net income per common share:
Basic	$.51	$.81	$(.30)	(37.0)
Diluted	$.51	$.80	$(.29)	(36.3)

Dividends declared per common share	$.325	$.2875	$.0375	13.0

Average common and common equivalent shares outstanding:
Basic	69,948	73,062	(3,114)	(4.3)
Diluted	70,225	73,402	(3,177)	(4.3)

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Nine Months Ended September 30,
	2003	2002	$ Change	% Change
Interest income:
Loans and leases	$388,129	$445,886	$(57,757)	(13.0)%
Securities available for sale	83,826	83,948	(122)	(.1)
Loans held for sale	16,919	15,972	947	5.9
Investments	3,726	5,205	(1,479)	(28.4)
Total interest income	492,600	551,011	(58,411)	(10.6)
Interest expense:
Deposits	45,805	74,106	(28,301)	(38.2)
Borrowings	84,742	104,303	(19,561)	(18.8)
Total interest expense	130,547	178,409	(47,862)	(26.8)
Net interest income	362,053	372,602	(10,549)	(2.8)
Provision for credit losses	8,495	17,939	(9,444)	(52.6)
Net interest income after provision for credit losses	353,558	354,663	(1,105)	(.3)
Non-interest income:
Fees and service charges	182,970	163,692	19,278	11.8
Debit card revenue	40,922	34,095	6,827	20.0
ATM revenue	33,223	34,562	(1,339)	(3.9)
Investments and insurance commissions	10,864	10,939	(75)	(.7)
Subtotal	267,979	243,288	24,691	10.1
Leasing and equipment finance	35,716	39,771	(4,055)	(10.2)
Mortgage banking	6,146	5,111	1,035	20.3
Other	6,086	11,748	(5,662)	(48.2)
Fees and other revenue	315,927	299,918	16,009	5.3
Gains on sales of securities available for sale	32,832	8,706	24,126	N.M.
Gains (losses) on termination of debt	(44,345)	—	(44,345)	(100.0)
Gains on sales of branches	—	1,962	(1,962)	(100.0)
Other non-interest income	(11,513)	10,668	(22,181)	N.M.
Total non-interest income	304,414	310,586	(6,172)	(2.0)
Non-interest expense:
Compensation and employee benefits	226,052	217,981	8,071	3.7
Occupancy and equipment	65,439	61,332	4,107	6.7
Advertising and promotions	19,332	16,773	2,559	15.3
Other	107,042	101,951	5,091	5.0
Total non-interest expense	417,865	398,037	19,828	5.0
Income before income tax expense	240,107	267,212	(27,105)	(10.1)
Income tax expense	83,725	94,057	(10,332)	(11.0)
Net income	$156,382	$173,155	$(16,773)	(9.7)

Net income per common share:
Basic	$2.21	$2.34	$(.13)	(5.6)
Diluted	$2.20	$2.33	$(.13)	(5.6)

Dividends declared per common share	$.975	$.8625	$.1125	13.0

Average common and common equivalent shares outstanding:
Basic	70,916	73,994	(3,078)	(4.2)
Diluted	71,174	74,344	(3,170)	(4.3)

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change from
	September 30, 2003	December 31, 2002	September 30, 2002	December 31, 2002	September 30, 2002

ASSETS

Cash and due from banks	$389,237	$416,397	$362,840	(6.5)%	7.3%
Investments	75,600	153,722	155,421	(50.8)	(51.4)
Securities available for sale	1,604,282	2,426,794	2,252,786	(33.9)	(28.8)
Loans held for sale	429,999	476,475	515,621	(9.8)	(16.6)
Loans and leases:
Consumer	3,456,167	3,005,882	2,872,528	15.0	20.3
Commercial real estate	1,838,728	1,835,788	1,781,827.2		3.2
Commercial business	426,694	440,074	436,314	(3.0)	(2.2)
Leasing and equipment finance	1,142,094	1,039,040	1,016,149	9.9	12.4
Subtotal	6,863,683	6,320,784	6,106,818	8.6	12.4
Residential real estate	1,283,640	1,800,344	1,975,481	(28.7)	(35.0)
Total loans and leases	8,147,323	8,121,128	8,082,299.3		.8
Allowance for loan and lease losses	(78,666)	(77,008)	(76,157)	2.2	3.3
Net loans and leases	8,068,657	8,044,120	8,006,142.3		.8
Premises and equipment	266,597	243,452	231,125	9.5	15.3
Goodwill	145,462	145,462	145,462	—	—
Deposit base intangibles	6,323	7,573	7,990	(16.5)	(20.9)
Mortgage servicing rights	49,119	62,644	62,437	(21.6)	(21.3)
Other assets	218,630	225,430	230,507	(3.0)	(5.2)
	$11,253,906	$12,202,069	$11,970,331	(7.8)	(6.0)

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,229,072	$2,864,896	$2,794,380	12.7	15.6
Savings	2,000,194	2,041,723	1,947,695	(2.0)	2.7
Money market	886,597	884,614	894,914.2		(.9)
Subtotal	6,115,863	5,791,233	5,636,989	5.6	8.5
Certificates	1,596,740	1,918,755	2,023,508	(16.8)	(21.1)
Total deposits	7,712,603	7,709,988	7,660,497	—	.7
Short-term borrowings	900,835	842,051	679,589	7.0	32.6
Long-term borrowings	1,342,890	2,268,244	2,275,706	(40.8)	(41.0)
Total borrowings	2,243,725	3,110,295	2,955,295	(27.9)	(24.1)
Accrued expenses and other liabilities	365,610	404,766	404,249	(9.7)	(9.6)
Total liabilities	10,321,938	11,225,049	11,020,041	(8.0)	(6.3)
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 92,524,637; 92,638,937 and 92,646,375 shares issued	925	926	926	(.1)	(.1)
Additional paid-in capital	517,605	518,813	518,641	(.2)	(.2)
Retained earnings, subject to certain restrictions	1,198,164	1,111,955	1,074,098	7.8	11.6
Accumulated other comprehensive income	13,385	46,102	40,207	(71.0)	(66.7)
Treasury stock at cost, 21,267,166; 18,783,051 and 18,284,028 shares, and other	(798,111)	(700,776)	(683,582)	13.9	16.8
Total stockholders’ equity	931,968	977,020	950,290	(4.6)	(1.9)
	$11,253,906	$12,202,069	$11,970,331	(7.8)	(6.0)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Nine Months Ended September 30, 2003				At or For the Year Ended December 31, 2002
	Allowance	Allowance as a % of Portfolio			Allowance	Allowance as a % of Portfolio
			Net Charge-offs (1)				Net Charge-offs
			$	%			$	%
Consumer	$8,537.25%		$2,187.09%		$8,532.28%		$3,974.15%
Commercial real estate	25,327	1.38	42	—	22,176	1.21	2,138.12
Commercial business	12,326	2.89	735.22		15,910	3.62	5,898	1.35
Leasing and equipment finance	15,312	1.34	3,829.47		12,881	1.24	7,966.80
Unallocated	16,139	n/a	—	n/a	16,139	n/a	—	n/a
Subtotal	77,641	1.13	6,793.14		75,638	1.20	19,976.34
Residential real estate	1,025.08		44	—	1,370.08		50	—
Total	$78,666.97		$6,837.11		$77,008.95		$20,026.25

Non-performing assets:

	At September 30, 2003	At June 30, 2003	At December 31, 2002	$ Change from
				June 30, 2003	December 31, 2002
Non-accrual loans and leases:
Consumer	$13,650	$12,415	$11,163	$1,235	$2,487
Commercial real estate	2,643	2,945	3,213	(302)	(570)
Commercial business	3,162	3,390	4,777	(228)	(1,615)
Leasing and equipment finance, net	19,502	15,075	17,127	4,427	2,375
Residential real estate	4,677	5,028	5,798	(351)	(1,121)
Total non-accrual loans and leases, net	43,634	38,853	42,078	4,781	1,556
Non-recourse discounted lease rentals	699	699	1,562	—	(863)
Total non-accrual loans and leases, gross	44,333	39,552	43,640	4,781	693
Other real estate owned:
Residential real estate	15,596	17,889	16,479	(2,293)	(883)
Commercial real estate	6,383	6,919	10,093	(536)	(3,710)
Total other real estate owned	21,979	24,808	26,572	(2,829)	(4,593)
Total non-performing assets, gross	$66,312	$64,360	$70,212	$1,952	$(3,900)

Total non-performing assets, net	$65,613	$63,661	$68,650	$1,952	$(3,037)

Delinquency data (2):

	At September 30, 2003		At June 30, 2003		At December 31, 2002
	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio
Consumer	$22,558.66%		$22,827.69%		$19,067.64%
Commercial real estate	2,005.11		102.01		6,835.37
Commercial business	120.03		133.03		555.13
Leasing and equipment finance	11,718	1.04	12,123	1.14	10,159	1.00
Residential real estate	10,889.85		10,204.74		9,708.54
Total	$47,290.58		$45,389.56		$46,324.57

Potential Problem Loans (3):

	At	At	At	$ Change from
(Dollars in thousands)	September 30, 2003	June 30, 2003	December 31, 2002	June 30, 2003	December 31, 2002
Consumer	$4,500	$4,500	$4,500	$—	$—
Commercial real estate	31,460	23,216	30,132	8,244	1,328
Commercial business	13,247	20,412	33,408	(7,165)	(20,161)
Leasing and equipment finance	19,931	22,481	15,314	(2,550)	4,617
	$69,138	$70,609	$83,354	$(1,471)	$(14,216)

(1)  Annualized.

(2)  Excludes non-accrual loans and leases.

(3)  Consists of loans and leases classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2003			2002
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)
ASSETS

Investments	$89,182	$1,144	5.13%	$155,171	$1,732	4.46%
Securities available for sale	1,696,800	22,579	5.32	1,933,846	30,814	6.37
Loans held for sale	572,827	5,905	4.12	387,134	4,436	4.58
Loans and leases:
Consumer	3,365,816	54,440	6.47	2,765,167	52,458	7.59
Commercial real estate	1,846,204	26,658	5.78	1,769,144	30,089	6.80
Commercial business	452,260	4,726	4.18	438,350	5,778	5.27
Leasing and equipment finance	1,123,284	20,929	7.45	1,009,301	20,945	8.30
Subtotal	6,787,564	106,753	6.29	5,981,962	109,270	7.31
Residential real estate	1,344,921	20,101	5.98	2,125,902	36,154	6.80
Total loans and leases	8,132,485	126,854	6.24	8,107,864	145,424	7.17

Total interest-earning assets	10,491,294	156,482	5.97	10,584,015	182,406	6.89

Other assets	1,074,046			1,001,322

Total assets	$11,565,340			$11,585,337

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,389,237			$1,905,014
Interest-bearing deposits:
Checking	1,095,507	218.08		923,205	346.15
Savings	1,852,794	1,589.34		1,703,598	4,893	1.15
Money market	899,071	891.40		911,317	2,485	1.09
Subtotal	3,847,372	2,698.28		3,538,120	7,724.87
Certificates	1,644,351	9,118	2.22	2,084,474	16,558	3.18
Total interest-bearing deposits	5,491,723	11,816.86		5,622,594	24,282	1.73

Total deposits	7,880,960	11,816.60		7,527,608	24,282	1.29

Borrowings:
Short-term borrowings	673,312	1,931	1.15	444,717	2,046	1.84
Long-term borrowings	1,721,151	22,858	5.31	2,275,757	32,309	5.68
Total borrowings	2,394,463	24,789	4.14	2,720,474	34,355	5.05

Total deposits and borrowings	10,275,423	36,605	1.42	10,248,082	58,637	2.29

Other liabilities	377,779			414,820

Total liabilities	10,653,202			10,662,902

Stockholders’ equity	912,138			922,435

Total liabilities and stockholders’ equity	$11,565,340			$11,585,337

Net interest income and margin		$119,877	4.57%		$123,769	4.68%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2003			2002
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)

ASSETS

Investments	$110,237	$3,726	4.51%	$155,068	$5,205	4.48%
Securities available for sale	2,021,036	83,826	5.53	1,741,933	83,948	6.43
Loans held for sale	532,101	16,919	4.24	398,952	15,972	5.34
Loans and leases:
Consumer	3,206,777	159,314	6.62	2,638,578	154,459	7.81
Commercial real estate	1,847,455	82,577	5.96	1,727,771	88,640	6.84
Commercial business	452,820	14,582	4.29	437,854	17,429	5.31
Leasing and equipment finance	1,074,912	61,594	7.64	985,640	64,398	8.71
Subtotal	6,581,964	318,067	6.44	5,789,843	324,926	7.48
Residential real estate	1,502,642	70,062	6.22	2,356,568	120,960	6.84
Total loans and leases	8,084,606	388,129	6.40	8,146,411	445,886	7.30

Total interest-earning assets	10,747,980	492,600	6.11	10,442,364	551,011	7.04

Other assets	1,070,006			953,504

Total assets	$11,817,986			$11,395,868

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,243,970			$1,839,064
Interest-bearing deposits:
Checking	1,048,907	735.09		905,104	1,167.17
Savings	1,858,409	7,516.54		1,482,884	11,391	1.02
Money market	894,305	3,624.54		930,817	7,785	1.12
Subtotal	3,801,621	11,875.42		3,318,805	20,343.82
Certificates	1,789,377	33,930	2.53	2,159,639	53,763	3.32
Total interest-bearing deposits	5,590,998	45,805	1.09	5,478,444	74,106	1.80

Total deposits	7,834,968	45,805.78		7,317,508	74,106	1.35

Borrowings:
Short-term borrowings	695,008	6,520	1.25	488,454	6,625	1.81
Long-term borrowings	1,920,269	78,222	5.43	2,282,123	97,678	5.71
Total borrowings	2,615,277	84,742	4.32	2,770,577	104,303	5.02

Total deposits and borrowings	10,450,245	130,547	1.67	10,088,085	178,409	2.36

Other liabilities	421,862			399,955

Total liabilities	10,872,107			10,488,040

Stockholders’ equity	945,879			907,828

Total liabilities and stockholders’ equity	$11,817,986			$11,395,868

Net interest income and margin		$362,053	4.49%		$372,602	4.76%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Sep. 30, 2003	Jun. 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sep. 30, 2002
Interest income:
Loans and leases	$126,854	$129,554	$131,721	$139,807	$145,424
Securities available for sale	22,579	27,483	33,764	34,324	30,814
Loans held for sale	5,905	5,788	5,226	6,492	4,436
Investments	1,144	1,179	1,403	1,729	1,732
Total interest income	156,482	164,004	172,114	182,352	182,406
Interest expense:
Deposits	11,816	15,512	18,477	21,280	24,282
Borrowings	24,789	28,728	31,225	34,449	34,355
Total interest expense	36,605	44,240	49,702	55,729	58,637
Net interest income	119,877	119,764	122,412	126,623	123,769
Provision for credit losses	2,658	3,127	2,710	4,067	4,071
Net interest income after provision for credit losses	117,219	116,637	119,702	122,556	119,698
Non-interest income:
Fees and service charges	65,757	62,799	54,414	62,359	59,041
Debit card revenue	12,923	14,766	13,233	13,095	12,094
ATM revenue	11,566	11,242	10,415	10,734	12,018
Investments and insurance commissions	3,584	3,760	3,520	4,909	4,272
Subtotal	93,830	92,567	81,582	91,097	87,425
Leasing and equipment finance	10,652	11,457	13,607	11,857	13,136
Mortgage banking	11,304	(4,728)	(430)	1,868	(1,373)
Other	2,303	1,707	2,076	1,524	3,649
Fees and other revenue	118,089	101,003	96,835	106,346	102,837
Gains on sales of securities available for sale	—	11,695	21,137	2,830	2,662
Gains (losses) on termination of debt	(37,769)	—	(6,576)	—	—
Other non-interest income	(37,769)	11,695	14,561	2,830	2,662
Total non-interest income	80,320	112,698	111,396	109,176	105,499
Non-interest expense:
Compensation and employee benefits	75,646	73,807	76,599	76,314	72,804
Occupancy and equipment	22,309	21,531	21,599	21,799	20,539
Advertising and promotions	6,536	6,443	6,353	5,121	5,640
Other	37,891	34,952	34,199	38,017	35,502
Total non-interest expense	142,382	136,733	138,750	141,251	134,485
Income before income tax expense	55,157	92,602	92,348	90,481	90,712
Income tax expense	19,193	32,311	32,221	30,705	31,845
Net income	$35,964	$60,291	$60,127	$59,776	$58,867

Net income per common share:
Basic	$.51	$.85	$.83	$.83	$.81
Diluted	$.51	$.85	$.83	$.82	$.80

Dividends declared per common share	$.325	$.325	$.325	$.2875	$.2875

Financial Ratios:

Return on average assets(1)	1.24%	2.04%	1.99%	1.97%	2.03%
Return on average common equity(1)	15.77	25.17	24.70	25.17	25.53
Average total equity to average assets	7.89	8.11	8.06	7.82	7.96
Net interest margin(1)	4.57	4.45	4.45	4.59	4.68

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Sept. 30, 2003	Jun. 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002

ASSETS

Cash and due from banks	$372,777	$349,524	$332,705	$352,540	$330,864
Investments	89,182	123,028	118,828	154,252	155,171
Securities available for sale	1,696,800	2,032,384	2,341,002	2,288,409	1,933,846
Loans held for sale	572,827	534,435	488,110	552,687	387,134
Loans and leases:
Consumer	3,365,816	3,203,226	3,047,799	2,933,094	2,765,167
Commercial real estate	1,846,204	1,848,055	1,848,125	1,800,915	1,769,144
Commercial business	452,260	467,368	438,681	428,466	438,350
Leasing and equipment finance	1,123,284	1,061,315	1,039,213	1,025,439	1,009,301
Subtotal	6,787,564	6,579,964	6,373,818	6,187,914	5,981,962
Residential real estate	1,344,921	1,486,518	1,680,170	1,844,653	2,125,902
Total loans and leases	8,132,485	8,066,482	8,053,988	8,032,567	8,107,864
Allowance for loan and lease losses	(78,657)	(78,074)	(77,509)	(76,280)	(75,510)
Net loans and leases	8,053,828	7,988,408	7,976,479	7,956,287	8,032,354
Premises and equipment	262,676	253,759	247,453	239,226	230,392
Goodwill	145,462	145,462	145,462	145,462	145,462
Deposit base intangibles	6,529	6,945	7,362	7,778	8,197
Mortgage servicing rights	45,300	51,913	61,561	63,694	66,406
Other assets	319,959	330,475	358,956	383,817	295,511
	$11,565,340	$11,816,333	$12,077,918	$12,144,152	$11,585,337

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,194,438	$3,041,711	$2,858,113	$2,774,972	$2,676,780
Savings	2,143,100	2,154,317	2,057,542	2,019,908	1,855,037
Money market	899,071	897,154	886,552	885,493	911,317
Subtotal	6,236,609	6,093,182	5,802,207	5,680,373	5,443,134
Certificates	1,644,351	1,825,466	1,901,136	1,957,574	2,084,474
Total deposits	7,880,960	7,918,648	7,703,343	7,637,947	7,527,608
Short-term borrowings	673,312	544,136	869,735	827,590	444,717
Long-term borrowings	1,721,151	1,962,893	2,080,713	2,265,663	2,275,757
Total borrowings	2,394,463	2,507,029	2,950,448	3,093,253	2,720,474
Accrued expenses and other liabilities	377,779	432,547	450,534	462,862	414,820
Total liabilities	10,653,202	10,858,224	11,104,325	11,194,062	10,662,902
Stockholders’ equity:
Common stock	925	925	926	926	926
Additional paid-in capital	517,345	516,853	515,972	518,585	518,246
Retained earnings	1,185,987	1,164,827	1,125,330	1,087,530	1,050,085
Accumulated other comprehensive income (loss)	(2,174)	33,414	40,928	38,265	23,327
Treasury stock at cost and other	(789,945)	(757,910)	(709,563)	(695,216)	(670,149)
Total stockholders’ equity	912,138	958,109	973,593	950,090	922,435
	$11,565,340	$11,816,333	$12,077,918	$12,144,152	$11,585,337

Supplemental Information:
Residential real estate loans	$1,344,921	$1,486,518	$1,680,170	$1,844,653	$2,125,902
Securities available for sale	1,696,800	2,032,384	2,341,002	2,288,409	1,933,846
Total residential real estate loans and securities available for sale	$3,041,721	$3,518,902	$4,021,172	$4,133,062	$4,059,748

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF LONG-TERM BORROWINGS

(Dollars in thousands)

(Unaudited)

		At September 30, 2003		At June 30, 2003		At December 31, 2002

	Year of Maturity	Amount	Weighted- Average Rate	Amount	Weighted- Average Rate	Amount	Weighted- Average Rate

Federal Home Loan Bank advances and securities sold under repurchase agreements	2003	—	—%	—	—%	135,000	5.76%

January	2004	3,000	4.76	3,000	4.76	103,000	5.58
May	2004	—	—	100,000	5.46	100,000	5.46
June	2004	—	—	—	—	50,000	5.37
July	2004	—	—	100,000	5.69	100,000	5.69
September	2004	—	—	150,000	5.74	150,000	5.74
October	2004	—	—	250,000	5.89	250,000	5.89
November	2004	—	—	100,000	5.90	100,000	5.90
	2004	3,000	4.76	703,000	5.76	853,000	5.72

	2005	541,529	4.58	446,000	6.13	446,000	6.13
	2006	303,000	4.19	303,000	4.16	303,000	4.30
	2009	122,500	5.25	122,500	5.25	122,500	5.25
	2010	100,000	6.02	100,000	6.02	100,000	6.02
	2011	200,000	4.85	200,000	4.85	200,000	4.85
Total Federal Home Loan Bank advances and securities sold under repurchase agreements		1,270,029	4.71	1,874,500	5.47	2,159,500	5.51

Discounted lease rentals	2003	13,953	6.74	29,734	6.69	62,461	7.30
	2004	40,658	6.39	39,871	6.51	36,101	7.08
	2005	14,997	5.77	13,404	5.86	9,459	6.88
	2006	2,755	5.54	1,968	5.56	723	6.94
	2007	461	5.23	416	5.20	—	—
	2008	37	5.22	28	5.20	—	—
Total discounted lease rentals		72,861	6.29	85,421	6.44	108,744	7.19

Total long-term borrowings		$1,342,890	4.80	$1,959,921	5.51	$2,268,244	5.59

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